UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 6, 2018 (February 28, 2018)
Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610
San Antonio, Texas 78216
(210) 829-9000
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On February 28, 2018, Harte Hanks, Inc. (“Harte Hanks”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) together with its wholly owned subsidiary 3Q Digital, Inc. (“3Q”) and 3Q Digital Holdings, Inc., a Delaware corporation owned by certain former owners and current directors, officers and/or managers of 3Q (“Buyer”), pursuant to which Harte Hanks sold all of the issued and outstanding shares of capital stock of 3Q to Buyer (the “Transaction”). The Purchase Agreement was approved by the respective boards of directors of Harte Hanks, 3Q and Buyer.

Consideration for the sale of 3Q included (i) a $5 million cash payment to Harte Hanks, subject to adjustments for working capital as compared to an agreed target, and certain transaction expenses of Buyer, and (ii) up to an additional $5 million in cash payable to Harte Hanks if 3Q is sold again (provided certain value thresholds are met). Under the Purchase Agreement, $500,000 of the closing consideration was placed into escrow as security to Buyer for certain indemnification obligations. In connection with the Purchase Agreement, Harte Hanks assigned to Buyer its obligation to make a $35 million earn-out payment related to its acquisition of 3Q in 2015. The amount of consideration payable pursuant to the Purchase Agreement was determined by arms-length negotiations between Harte Hanks and Buyer, and not pursuant to any specific formula or principle.

The Purchase Agreement contains customary representations and warranties from Harte Hanks, 3Q and Buyer that are qualified by the confidential disclosures provided to Buyer by Harte Hanks and 3Q in connection with the Purchase Agreement. Under the Purchase Agreement, subject to certain limitations, Harte Hanks agreed to indemnify and hold Buyer and its affiliates and representatives harmless from damages arising from, among other things, (i) inaccuracies of the representations and warranties provided by Harte Hanks and 3Q in the Purchase Agreement, (ii) breaches of covenants, and (iii) pre-closing taxes.

In connection with the Purchase Agreement, Harte Hanks, 3Q and Buyer entered into certain additional ancillary agreements, including a transition services agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding Harte Hanks, 3Q or their respective businesses as of the date of the Purchase Agreement or as of any other date.

Item 2.01    Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 2.05      Costs Associated with Exit or Disposal Activities

As described in Item 1.01, Harte Hanks entered into the Purchase Agreement on February 28, 2018 pursuant to which it sold 3Q to Buyer.

Harte Hanks estimates that it will incur a total of $1.8 million of pre-tax costs related to the sale of 3Q, consisting primarily of costs incurred by Harte Hanks directly attributable to the preparation and consummation of the sale of 3Q of approximately $0.7 million in legal fees and $1.1 million in investment banker fees.

All of the above costs associated with the transaction, the nature of such costs and the effect of such costs are estimates only and are subject to change.

The total estimated pre-tax gain on the sale of 3Q is expected to be between $30 and $35 million. Note that despite this pre-tax, book gain (under U.S. Generally Accepted Accounting Principles), the Company will generate a tax loss on the Transaction and will recognize an estimated tax benefit and a related federal income tax receivable of between $8.5 and $10 million. The pre-tax gain on sale, the tax benefit and related federal income tax receivable are estimates and are subject to change.

Item 8.01                                       Other Events

On March 2, 2018 Harte Hanks issued a press release regarding the completion of the sale of 3Q. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K and in any exhibits furnished or filed herewith that relate to Harte Hanks’ future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that are not historical facts and can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “likely,” “could,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “estimate,” “intend” or “anticipate” or the negative thereof, and may include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding expected timing, completion, costs, effects, plans, objectives, expectations or consequences of the sale of 3Q, and statements about the future performance, operations, products and services of Harte Hanks, including future financial and operating results and expectations for sales growth. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including uncertainties regarding the completion of and proceeds from the sale of 3Q, uncertainties relating to our future costs, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016. All forward-looking statements speak only as of the date hereof and are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results and events to vary materially from what is expressed in or indicated by the forward-looking statements. In such an event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01                                       Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following pro forma financial information required under Item 9.01(b) in connection with the disposition described in Item 2.01 herein is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2017.

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2017.

•	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2016.

•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d)

Exhibit Number	Exhibit Title
2.1	Purchase and Sale Agreement, dated February 28, 2018, among Harte Hanks, Inc., 3Q Digital, Inc. and 3Q Digital Holdings, Inc.

99.1	March 2, 2018 Press Release of Harte Hanks, Inc.*

99.2	Unaudited Pro Forma Condensed Combined Financial Information of Harte Hanks, Inc.
*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.

Dated:	March 6, 2018

By:	/s/ Robert L. R. Munden
Robert L.R. Munden
Executive Vice President,
General Counsel & Secretary